UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 18, 2005


                        CHINA CABLE & COMMUNICATION, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  002-98997-NY                 11-2717273
 (State or other jurisdiction        (Commission                (IRS Employer
        of incorporation)            File Number)            Identification No.)


  No. 22 Bei Xin Cun Hou Street, Xiang Shan, Haidian District, Beijing 100093,
                         the People's Republic of China                   N/A
                        (Address of principal executive offices)      (Zip Code)

      Registrant's telephone number, including area code (86) 10-8259-9426

                                       N/A
           ----------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

     On March 2, 2004, the Registrant announced that it had entered into a letter of intent to acquire Macau Media Holdings Ltd. ("MMH") in a stock and cash transaction. MMH holds 2 of the 28 landing rights licenses granted in 2003 for direct satellite broadcast into Chinese hotels and Expat complexes issued by the China State Administration for Radio, Film, and Television ("SARFT") and MMH has applied to renew its licenses for 2004. MMH estimates that its network has approximately 150 million potential viewers in China. The purchase price for MMH was originally to consist of $3,000,000 in cash and 8,500,000 shares of the Registrant's common stock, but the Registrant's common stock is currently trading at a lower price and the letter of intent is currently not binding. The Registrant made a $3,000,000 refundable deposit pursuant to the letter of intent with MMH. Beginning on April 1, 2004, the owner of MMH had the right to negotiate with other parties for the acquisition of MMH, and there was no assurance that this transaction would be consummated. The Registrant does not contemplate that the above described acquisition will be completed. As a result of our due diligence, on February 16, 2005, the Registrant requested the return of its $3,000,000 refundable deposit (the "Deposit"). On March 7, 2005, MMH confirmed that they would be able to repay $1,500,000 of the Deposit within the next six months. However, MMH could not confirm when the remaining $1,500,000 of the Deposit would be repaid. On April 18, 2005, the Registrant's board of directors and the Registrant's auditors determined that it is appropriate to write-off $3,000,000 of the refundable Deposit because the Registrant is uncertain as to whether it would ever be able to recover the full amount of the Deposit from MMH. Such write-off will be reflected on the Registrant's financial statements to be included in its Annual Report on Form 10-KSB for the year ended December 31, 2004.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHINA CABLE & COMMUNICATION, INC.
                                                    (Registrant)

                                           /s/  Raymond Ying-Wai Kwan
Date: April 20, 2005                       -------------------------------------
                                           Raymond Ying-Wai Kwan
                                           Chief Executive Officer